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                                           EXHIBIT NO. 11(b)


     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-7638 on Form N-1A of our report dated October 4, 1995, on the financial statements and financial highlights of MFS World Asset Allocation Fund, a series of MFS Series Trust I, included in the 1995 Annual Report to Shareholders.



                                   ERNST & YOUNG LLP
                                   -----------------
                                   Ernst & Young LLP


Boston, Massachusetts
December 27, 1995